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                                                                  EXHIBIT (4)(a)



                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              UNITED BANCORP, INC.

         The following Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation for this
Corporation:

                                   ARTICLE I

         The name of the Corporation is: United Bancorp, Inc.

                                   ARTICLE II

         The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan.

                                  ARTICLE III

         The aggregate numbers of shares of all classes of capital stock which the Corporation shall have authority to issue is 5 million shares of common stock, no par value.

         A statement of the designation of the powers and rights, and the qualifications, limitations or restrictions of the above class of capital stock shall be as follows:

         The Corporation has only one class of capital stock, Common Stock, no par value, which has full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.





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                                   ARTICLE IV

         Section 1. The street address of the current registered office of the Corporation is:

                          205 East Chicago Boulevard
                          Tecumseh, Michigan 49286

         Section 2. The mailing address of the current registered office of the Corporation is:

                          P. O. Box 248
                          Tecumseh, Michigan 49286

         Section 3. The name of the current resident agent of the Corporation at the registered office is:

                          David S. Hickman


                                   ARTICLE V

         The names and business addresses of the incorporators are as follows:

                        William J. Adams, D.D.S.
                        602 East Pottawatamie
                        Tecumseh, Michigan 49286

                        Merlyn H. Downing
                        205 East Chicago Boulevard
                        Tecumseh, Michigan 49286

                        David S. Hickman
                        205 East Chicago Boulevard
                        Tecumseh, Michigan 49286

                        D. J. Martin
                        145 West Chicago Boulevard
                        Tecumseh, Michigan 49286

                        Henry H. Newlin
                        United Savings Bank Building
                        205 East Chicago Boulevard
                        Tecumseh, Michigan 49286


                                   ARTICLE VI

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twenty directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the initial Class I directors to expire at the 1986 annual meeting of shareholders, the term of office of the initial Class II directors to expire at the 1987 annual meeting of shareholders and the term of office of the Initial Class III directors to expire at the 1988 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year at which his term expires and thereafter until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

         Any amendment, change or repeal of this Article VI or any other amendment or change of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VI, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors then in office, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.





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                                   ARTICLE VII

         The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation not inconsistent with the provisions of the Articles of Incorporation, or any amendment thereto. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of the Bylaws of the Corporation proposed by any shareholder of the Corporation.

         Any amendment, change or repeal of this Article VII, or any other amendment of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.

                                  ARTICLE VIII

         Section 1. The affirmative vote of (i) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (ii) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (ii) all such shares of which a "Related Person" (as hereinafter defined) shall be a "Beneficial Owner" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses (i) and (ii) above shall not be applicable, and the provisions of Michigan law relating to the requisite percentage of shareholder approval, if any, determined without regard to this Article VIII shall apply to any such Business Combination if:

                 (A) The "Continuing Directors" of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

                 (B)      If each of the following conditions are satisfied:

                          (1) The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and

                          (2)     A proxy statement complying with the
                 requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

         Section 2   For the purpose of this Article VIII:

                 (A) The term "Business Combination" means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its





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         subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities, or of any rights, warrants or options to acquire any securities, which is effected on a pro rata basis to all shareholders of the Corporation);
         (v) the acquisition by the Corporation or any of its subsidiaries of any securities, or of any rights, warrants or options to acquire any securities, of any member of any Related Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                 (B) The term "Related Person" shall mean any individual, corporation, partnership or other person or entity, including any member of a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as in effect at the date of the filing of the Articles of Incorporation of the Corporation; such Act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the "Exchange Act"), and any "Affiliate" or "Associate" (as defined in Rule 12b-2 of the Exchange
         Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class or series of capital stock of the Corporation.

                 (C) The term "Substantial Part" shall mean more than 10% of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                 (D) For the purposes of subparagraph (B)(1) of Section 1 of this Article VIII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

                 (E) The term "Continuing Director" shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

                 (F) A "Related Person" shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

                 (G) The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article VIII shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Share Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

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         Section 3.       The Board of Directors of the Corporation shall have
the power and duty to determine for the purposes of this Article VIII on the basis of information then known to it, (i) whether any person is an Affiliate or Associate of another person, (ii) the extent to which any person is the Beneficial Owner of shares of any class or series of capital stock of the Corporation, (iii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation, (iv) the value of the Highest Per Share Price and Highest Equivalent Price, and (v) whether a proposed transaction is subject to the provisions of this Article VIII and such other matters with respect to which a determination is required under this
Article VIII. Any such determination by the Board shall be conclusive and binding for all purposes of this Article VIII.

         Section 4. The affirmative vote required by this Article VIII is in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, the Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of capital stock or any agreement between the Corporation and any securities exchange.

         Section 5. Any amendment, change or repeal of this Article VIII, or any other amendment of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VIII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of (i) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (ii) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this
Section 5 shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Continuing Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.

                                  ARTICLE IX

         The Corporation shall be, and is hereby declared to be, subject to the provisions of Chapter 7a of the Business Corporation Act of the State of Michigan, as enacted through the adoption of Act No. 115 of the Public Acts of the State of Michigan of 1984. The requirements therein provided and made applicable with respect to the Corporation shall be in addition to all other requirements of law and other provisions of the Articles of Incorporation, or any amendment thereto.

                                   ARTICLE X

         A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except in the event of any of the following:

         (a) A breach of the director's duty of loyalty to the Corporation or its shareholders.

         (b) Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

         (c) A violation of Section 551(1) of the Michigan Business Corporation Act, as amended.

         (d) A transaction from which the director derived an improper personal benefit.

         (e) Acts or omissions occurring before the date that this Article X is added to the Articles of Incorporation and becomes effective upon the filing of a Certificate of Amendment to the Articles of Incorporation with the appropriate agency of the State of Michigan.





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